Exhibit 10.45

GUARANTY

MEH, INC., a corporation organized under the laws of the state of Nevada, having an address of 675 McDonnell Blvd., Hazelwood, MO 63042, Attn: Jeffrey Hunter (the “Guarantor”) has requested that AMARIN PHARMA, INC., a Delaware corporation, having an address at 440 Route 22, Suite 300, Bridgewater, New Jersey 08807 (“Sublessor”) to enter into a Sublease Agreement of even date herewith (the “Sublease”) with ST SHARED SERVICES LLC, a New Jersey limited liability company, having an address of 675 McDonnell Blvd., Hazelwood, MO 63042 (the “Sublessee”) covering certain premises located at 440 US Highway 22, Bridgewater, New Jersey, as more particularly described in the Sublease. In order to induce Sublessor to enter into the Sublease and in consideration of Sublessor’s entering into the Sublease, Guarantor hereby guarantees, unconditionally and absolutely, to Sublessor, its successors and assigns (without requiring any notice of non-payment, non-keeping, non-performance or non-observance or proof of notice or demand whereby to charge Guarantor all of which Guarantor hereby waives, other than such notice as required to be given to Sublessee under the Lease which notice may be delivered simultaneously to Guarantor and Sublessee and for purposes of which shall be deemed given to Guarantor if given to Sublessee so long as Guarantor remains affiliates with Sublessee) the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions provided to be kept by Sublessee under the Sublease, including, without limitation, the payment as and when due of all Fixed Rent, Additional Rent, charges and damages payable by Sublessee under the Sublease. All capitalized terms not defined herein shall have the meanings ascribed to them in the Sublease.

As a further inducement to Sublessor to enter into the Sublease and in consideration thereof, Guarantor hereby covenants and acknowledges as follows:

(1)
Guarantor is the indirect owner of an equity interest in Sublessee.
(2)
The obligations of Guarantor shall not be terminated or affected in any way or manner whatsoever by reason of Sublessor’s failure to resort to any summary or other proceedings, actions or remedies for the enforcement of any of Sublessor’s rights under the Sublease or by reason of any extensions of time or indulgences granted by Sublessor, or by reason of the assignment or surrender of all or any part of the Sublease or the term and estate thereby granted or all or part of the Subleased Premises. The liability of Guarantor is coextensive with that of Sublessee and also joint and several, and action or suit may be brought against Guarantor and carried to final judgment and/or completion and recovery had, either with or without making Sublessee or any other guarantor a party thereto. Insofar as the payment by Sublessee of any sums of money to Sublessor is involved, this Guaranty is a guaranty of payment and not of collection and shall remain in full force and effect until payment in full to Sublessor of all sums payable under this Guaranty. Guarantor waives any right to require that any action be brought against Sublessee or to require that resort be had to any secured interest, security or to any other credit in favor of Sublessee.
(3)
If the Sublease be modified by agreement between Sublessor and Sublessee in any other respect, the obligations of Guarantor shall extend and apply with respect to the full and faithful keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions which under such renewal of the Sublease or extension of its terms or which under any new sublease or amendment or modification agreement, entered into for the purpose of express or confirming any such renewal, extension, inclusion, substitution or modification, are to be kept, performed and observed by Sublessee (including, without being limited to, the payment as and when due of Fixed Rent, Additional Rent, charges and damages provided for thereunder).
(4)
Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Sublessee or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Act of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation has occurred.
(5)
This Guaranty shall be binding on Guarantor and its successors and assigns and inure to the benefit of Sublessor and its successors and assigns.
(6)
Guarantor and Sublessor each waives the right to trial by jury in any action or proceeding in respect of this Guaranty.
(7)
It is expressly understood and agreed by Guarantor and Sublessor that all matters arising out of the Sublease and this Guaranty, including the validity or any provisions hereof, are to be governed by, interpreted and construed in accordance with the laws of the State of New Jersey (without giving regard or effect to any conflicts of law rules or other choice of law rules).
(8)
With respect to any dispute or legal action of any kind arising from the terms of this Guaranty that any party may have, either during the term of this Guaranty or thereafter, it is expressly agreed that such action shall be brought either in the state courts of the State of New Jersey (or in the United States District Court for the District of New Jersey, to the extent such court has jurisdiction thereof), and that such court shall be deemed to be the court of sole and exclusive jurisdiction and venue for the bringing of such action. The foregoing consent to jurisdiction and venue shall not constitute general consent by Guarantor to jurisdiction and venue in the State of New Jersey for any purpose except as provided herein and shall not be deemed to confer rights on any other person or entity.
(9)
Guarantor consents that Sublessee shall hereafter have full authority and be duly empowered to accept service of process on behalf of Guarantor in connection with the enforcement of this Guaranty, and Guarantor hereby appoints Sublessee as its agent for purposes of acceptance of service of process in connection with the enforcement of this Guaranty.
(10)
Provided that Sublessor is the prevailing party in any action brought to enforce this Sublease Guaranty, Guarantor shall pay to Sublessor all of Sublessor’s reasonable expenses, including, without limitation, reasonable third-party out of pocket attorneys’ fees and disbursements, in enforcing this Sublease Guaranty following an event of default by Sublessee under the Sublease, beyond any applicable notice and cure periods.

Dated: January 20, 2023

GUARANTOR:

MEH, INC., a Nevada corporation

By: __________________________________

Name:

Title: